INDEPENDENT AUDITORS' CONSENT

          We consent to the use in this Registration Statement of Medix Resources, Inc. on Form S-3 of our report dated February 14, 2003 on the December 31, 2002, 2001 and 2000 consolidated financial statements of Medix Resources, Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Ehrhardt Keefe Steiner & Hottman PC Ehrhardt Keefe Steiner & Hottman PC

November 25, 2003

Denver, Colorado